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                                                                   EXHIBIT 10.15

                                  SKYREWARDS
                                DELTA AIR LINES

                                   AGREEMENT

     This Agreement, effective the 24th day of July, 1997 and ending the 23rd day of July, 1999, by and between Delta Air Lines, Inc., (hereinafter "Delta") having its principal place of business at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320 and Netcentives Inc., (hereinafter "Netcentives") having its principal place of business at 2121 El Camino Real, Suite 615, San Mateo, CA 94403.

     Whereas, Delta has developed the SkyMiles(R) Program, under which Members are awarded mileage for travel on Delta and certain other SkyMiles Participants, and for the purchase of goods or services from other SkyMiles Participants in association with the SkyMiles Program, and can obtain bonus travel and other SkyMiles Awards for such SkyMiles activity; and

     Whereas, Netcentives desires to purchase mileage to provide to Members as an incentive; and

     Whereas, Delta is willing to sell mileage to Netcentives on the following terms and conditions;

     Now therefore, in consideration of the mutual covenants and promises in this Agreement, the parties hereto agree as follows:

     1.  Definitions.  For purposes of this Agreement, the following terms shall
         -----------
have the following meanings:

     "SkyMiles Awards": means the awards or benefits that Members can receive from Delta, Delta Connection(R) and/or certain SkyMiles Participants pursuant to the SkyMiles Program Rules in exchange for the redemption of accrued SkyMiles, and, if applicable, other consideration.

     "Delta SkyRewards" or "DSR" means the program established and governed by Delta, as such program may be in effect from time to time, whereby Netcentives, operating in the U.S., distributes SkyMiles Vouchers to qualified Participants in an incentive program as defined in Section 3.

     "SkyMiles Activity": means the points or miles accrued under the SkyMiles Program Rules by members for (i) travel on Delta or Delta Connection, (ii) travel on, and/or the purchase of goods or services from SkyMiles Participants, or (iii) any other reason permitted by Delta.

     "SkyRewards Vouchers" or "Vouchers" means the document or miles distributed to a Member by Netcentives in a Netcentives incentive program that entitles such Member to SkyMiles Awards based on the terms and conditions and the denomination specified on such document or communicated to Delta on diskette or by other agreed upon method.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed seperately with the Securities and Exchange Commission.
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     "SkyMiles Participant" means any Person that, pursuant to the SkyMiles
Program Rules and an agreement between Delta and such Person regarding such Person's participation in the SkyMiles Program: (i) provides goods or services to Members in exchange for the redemption of SkyMiles, or (ii) in connection with the sale of goods or services by such Person to Member, offers SkyMiles to such Member.

     "SkyMiles Program" means the travel awards program established and governed by Delta, as such program may be in effect from time to time, pursuant to which, among other things, Members receive miles for (i) travel on Delta or Delta Connection, (ii) travel on and/or the purchase of goods or services from SkyMiles Participants, or (iii) any other reason permitted by Delta.

     "SkyMiles Program Rules" means the rules, regulations, terms, and conditions established or modified, from time to time, by Delta, in its sole discretion, which shall govern the SkyMiles Program.

     "Agreement" means this Delta SkyRewards Agreement, as it may, from time to time, be amended or modified in writing.

     "Delta" has the meaning assigned to such term in the preamble to this Agreement.

     "Customer" means an individual to whom Netcentives awards Netcentives
Points.

     "Netcentives Employee" or "Employee" means an individual who is on Netcentives' payroll.

     "Marks" shall have the meaning set forth in Section 6.

     "Member" means, as of any date, an individual who is a member in good standing in the SkyMiles Program.

     "Direct Competitor" means: [*****]

     2. Netcentives is currently in the business of Internet and Online Service Marketing. Netcentives will conduct an incentive program designed to form an Internet and Online Service frequency program using Internet-only currency. Web sites will award Netcentives points to Members as a form of incentive, loyalty, or promotional currency for use by a consumer. Members may then redeem Netcentives Points through Netcentives for Delta SkyMiles, or other awards (including other airlines' frequent flyer miles) at the Member's option.

     3. Netcentives agrees that it will sell Vouchers at no less than [*****] per miles only to qualified Participants in Netcentives' incentive program, and that the Vouchers must meet at least one of the following purposes: a) Netcentives' Employee sales and/or job performance awards, recognition or incentives; or b) Netcentives Customer awards, recognition or incentives. Netcentives agrees that it will not distribute Vouchers to Employees for use in Netcentives' business travel. Netcentives agrees that it will not award more than [*****] miles to any one

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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individual in any calendar year. Any awarding of more than [*****] miles to an individual via Netcentives needs to be pre-approved via SkyRewards management.

     [*****]

     4. If Vouchers purchased by Netcentives hereunder are distributed or used for purposes that are inconsistent with this Agreement, Delta may, at its option, cancel, void, refuse to honor and/or confiscate such Vouchers an any remaining Vouchers in the possession of Netcentives and pursue all other rights and remedies that may be available. Netcentives acknowledges that distribution or use of Vouchers for such inconsistent purposes will give rise to irreparable injury to Delta inadequately compensable in damages. Accordingly, Netcentives agrees that Delta shall be entitled to obtain injunctive relief to prevent such unauthorized or improper distribution or use, to prevent any breach of this Agreement, or to compel specific performance.

     5. All advertising and promotional materials using "Delta Air Lines," "SkyRewards" or any other of Delta's marks or logos ("Marks") shall be subject to Delta's prior written approval and the established guidelines for use of its Marks which are detailed in Attachment D of this document. Delta will provide approval of, or comments on, submitted materials by the next business day following receipt of materials. Any materials that are substantially similar to materials already approved do not need to be sent to Delta for approval; such materials may be used by Netcentives based upon Delta's previous approval of such substantially similar materials. Netcentives and its clients agree to comply with these guidelines and Netcentives agrees to provide each client copies of these guidelines. Netcentives will only use the Marks for the purpose of identifying Delta and its programs as participants in the Netcentives program. Any unauthorized use of such Marks shall constitute a material breach of this Agreement and an infringement of Delta's rights in and to such Marks. Netcentives will forward to Delta copies of communications using its Marks for Delta's records. Nothing herein shall be construed as transferring to Netcentives any ownership or interest in Delta's Marks.

     6. Netcentives will indemnify, defend and hold harmless Delta, its parent company, subsidiaries and affiliates, their officers, directors, agents and employees from an against any and all claims, losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys fees) arising out of or relating to Netcentives' performance, nonperformance, or improper performance of the provisions of this Agreement in connection with Netcentives' incentive program, including without limitation any claim by a program Participant of Netcentives' breach, violation or failure to comply with Netcentives' incentive program.

     Delta will indemnify, defend and hold harmless Netcentives, its parent company, subsidiaries and affiliates, their officers, directors, agents and employees from an against any and all claims, losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys fees) arising out of or relating to Delta's performance, nonperformance, or improper performance of the provisions of this Agreement in connection with Netcentives'

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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incentive program, including without limitation any claim by a program
Participant of Delta's breach, violation or failure to comply with Netcentives' incentive program.

     7. Netcentives will pay Delta in full in USD by company check, cashier's check, certified check or money order prior to Delta's delivery of Vouchers to Netcentives. No refunds will be given by Delta for Vouchers purchased by Netcentives.

     8. All taxes arising out of this Agreement and the purchase and distribution of Vouchers by Netcentives hereunder, except for taxes on the net income of Delta, shall be the responsibility of Netcentives.

     9. Netcentives will retain records concerning distribution of Vouchers for a minimum of one year from the last date of distribution, and will deliver such records to Delta upon request. Netcentives will direct all inquiries about the SkyMiles Program and the posting of miles to Delta at 1 800 323-2323.

     10. Netcentives shall cooperate with all reasonable requests of Delta concerning any investigation and/or prosecution of anyone engaging in or suspected of engaging in SkyMiles Program abuse or fraud including, but not limited to, assisting Delta in verifying an incentive program participant's SkyMiles Program membership status and cooperating with any civil or criminal prosecution of such program participant.

     11. Neither party shall be liable for delays or failure in its performance hereunder caused by any act of God, war, strike, labor dispute, work stoppage, fire, act of government, or any other cause, whether similar or dissimilar beyond the control of that party

     12. Delta grants Netcentives limited exclusivity on the Internet by agreeing not to sell SkyMiles to any Direct Competitor of Netcentives. The parties agree that this exclusivity would not be violated by Delta entering into an agreement with a company that creates brand loyalty programs for its clients on the Internet, provided however, that the company and the programs created by that party are restricted such that they do not become a Direct Competitor of Netcentives. This exclusivity is limited in that except for sales to a Direct Competitor of Netcentives, this exclusivity shall in no way prevent Delta from:
a) pursuing its own sale of mileage on the Internet; b) distributing SkyMiles to any individual Web site or Web merchant for that site or merchant's promotional or loyalty program; c) having SkyMiles partners offer SkyMiles on their Web sites or as part of an Internet promotion; d) awarding SkyMiles on Delta's own Web site; or e) selling mileage to an Internet company that in turn awards Delta mileage as part of an incentive to another company provided that the company receiving such mileage is not a Direct Competitor of Netcentives. Netcentives grants Delta the right to cancel the limited exclusivity restrictions of this Agreement at Delta's discretion at any time, upon 90 days notice.

     It is understood that Delta is presently a participant in Partner Programs and that Partner Programs are participants in Delta's SkyMiles program. The parties agree that Delta's present partnerships do not violate the exclusivity provisions of this Agreement. Delta will not endorse any change to Partner Programs initiated by the partner that would infringe upon the limited

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exclusivity granted above.  The parties agree that changes to the Partner
Programs are at the partner's discretion and that such changes if made, will not be deemed to violate the limited exclusivity outlined above.

     13. Netcentives agrees to purchase SkyMiles at the pricing structure on Attachment B. Netcentives will pay Delta via a company check. Within 90 days of the date of this Agreement, Netcentives agrees to grant Delta a warrant to purchase [*****] shares of the Non-Voting Convertible Stock of Netcentives with an exercise price per share equal to the fair market value of such shares as of the date of grant, and on the terms and conditions as further set forth in the form of Warrant Agreement attached hereto as Attachment C.

     If Delta chooses to end limited exclusivity to Netcentives, [*****]

     14. Netcentives may not assign or transfer this Agreement, or any right or obligation under it, without the prior written consent of Delta.

     15. Nothing contained herein shall be deemed to create an association, partnership, joint venture, or relationship of principal and agent or master and servant between the parties hereto or any affiliates or subsidiaries thereof, or to provide wither party with the right, power, or authority whether expressed or implied, to create any such duty or obligation on behalf of the other party.

     16. "Delta's Confidential Information" shall mean any information regarding Members that Delta chooses to give access to Netcentives and any information identified orally or in writing by Delta as confidential immediately prior to or immediately after disclosure by Delta to Netcentives. Netcentives acknowledges that Delta's Confidential Information is the sole and exclusive property of Delta. Netcentives shall reveal Confidential Information only to such Netcentives Employees who have need to know such information in order to carry out the terms, conditions and purposes of this Agreement. Netcentives shall, and shall cause its Employees to, for a period of five years after the date hereof, hold and maintain as confidential all of Delta's Confidential Information and will not release or disclose same to any third party, including affiliates. Information shall not be subject to the foregoing confidentiality restrictions to the extent such information (i) was in possession of or known to company prior to Netcentives' execution of this Agreement; (ii) is or becomes public knowledge other than by means of a breach of confidentiality by Netcentives; (iii) is received by Netcentives from a third party that is lawfully in possession of such information and under no duty to keep it in confidence; or (iv) is required by law or court order to be disclosed to governmental or regulatory authorities. Netcentives will not use Delta's Confidential Information for any purpose other than the purposes stated herein. Notwithstanding the foregoing, Delta acknowledges and agrees that certain Members are Netcentives Customers or Netcentives Employees and that Netcentives will not be restricted hereunder from using or disclosing names, addresses or other information regarding such Customers or Employees in connection with Netcentives' business so long as (i) in the case of disclosure to third parties, travel on Delta and/or the status of being a Member is not identified as a factor or criteria in compiling such information, and (ii) in the case of use by Netcentives, any promotions directed at such Customers or Employees by Netcentives or by

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Netcentives jointly with others will not reference such Customers or Employees as Members or travelers on Delta.

     "Netcentives' Confidential Information" shall mean any information regarding Members that Netcentives chooses to give access to Delta and any information identified orally or in writing by Netcentives as confidential immediately prior to or immediately after disclosure by Netcentives to Delta. Delta acknowledges that Netcentives' Confidential Information is the sole and exclusive property of Netcentives. Delta shall reveal Confidential Information only to such Delta Employees who have need to know such information in order to carry out the terms, conditions and purposes of this Agreement. Delta shall, and shall cause its Employees to, for a period of five years after the date hereof, hold and maintain as confidential all of Netcentives' Confidential Information and will not release or disclose same to any third party, including affiliates. Information shall not be subject to the foregoing confidentiality restrictions to the extent such information (i) was in possession of or known to company prior to Delta's execution of this Agreement; (ii) is or becomes public knowledge other than by means of a breach of confidentiality by Delta; (iii) is received by Delta from a third party that is lawfully in possession of such information and under no duty to keep it in confidence; or (iv) is required by law or court order to be disclosed to governmental or regulatory authorities. Delta will not use Netcentives' Confidential Information for any purpose other than the purposes stated herein. Notwithstanding the foregoing, Netcentives acknowledges and agrees that certain Members are Delta Customers or Delta Employees and that Delta will not be restricted hereunder from using or disclosing names, addresses or other information regarding such Customers or Employees in connection with Deltas' business so long as (i) in the case of disclosure to third parties, travel on Delta and/or the status of being a Member is not identified as a factor or criteria in compiling such information, and
(ii) in the case of use by Delta, any promotions directed at such Customers or Employees by Delta or by Delta jointly with others will not reference such Customers or Employees as Members or travelers on Delta.

     17. This Agreement constitutes the entire agreement between Netcentives and Delta with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, if any, whether written or oral, relating to such subject matter. No modifications, amendment or waiver of this Agreement or any of its terms shall be effective or binding unless made in writing and signed by authorized representatives of both parties.

     18. Each Voucher is subject to all the terms and conditions stated thereon, and cannot be modified or waived by Netcentives.

     19. Delta may suspend or cancel the DSR program or Netcentives' participation in the DSR program at any time upon advance written notification to Netcentives. Upon such notice, A Winding Down period of six months will begin, during which both Delta and Netcentives will let SkyMiles Members and Netcentives Customers know the relationship will be ending. However, Netcentives Points may continue to be redeemed for Vouchers during the Winding Down period and use of the Marks and any other applicable terms during the Winding Down period. At the end of such Winding Down period, Netcentives shall promptly return to Delta all undistributed Vouchers, and if there shall be no default by Netcentives hereunder, Delta shall, upon receipt of

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such Vouchers, reimburse Netcentives the amount paid by Netcentives to Delta for such Vouchers.

     21. Netcentives will abide by as well as state on Netcentives' web site the following note and warning notice:

     Warning Notice: The sale, purchase, or barter of mileage credit, vouchers, award certificates and award tickets violates Delta's program rules, is illegal, and subjects the violator to liability for damages and litigation and transaction costs. Violators are subject to having their accounts terminated or deductions of mileage from their accounts. Improperly obtained certificates/tickets are VOID and will be confiscated. Persons trying to use such tickets must pay applicable fare to Delta in order to travel.

     Delta and its program partners reserve the right to change the program rules, regulations, travel awards, mileage award levels and special offers at any time without notice. This means that Delta may initiate changes, for instance, impacting partner affiliations, rules for earning mileage credit, continued availability of awards, blackout dates or limit the seats available for award travel to any or all destinations. Such changes to Delta's frequent flyer program may include modifications which (i) govern mileage credits earned on or after the date of change, (ii) change the value of already accumulated mileage credits or (iii) govern mileage credits earned on or after the date of change and change the value of already accumulated mileage credits. Delta reserves the right to terminate the Delta frequent flyer program with six months notice. Unless otherwise stated, the terms and conditions of the program's Awards, Rules & Conditions brochure and Membership Guide and Program Rules.

     22. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

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     IN WITNESS WHEREOF, the parties have executed this Agreement by their undersigned duly authorized representatives.

NETCENTIVES INC.


By:

/s/ Eric W. Tilenius
---------------------------
(NAME)

Chairman
---------------------------
(TITLE)


DELTA AIR LINES, INC.


By:

/s/ Gayle Boch
---------------------------
(NAME)

___________________________
(TITLE)

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Attachment A

     [*****]

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Attachment B

                               PAYMENT SCHEDULE

 . One time up-front purchase of [*****] worth of miles at the time of signing of the Agreement, to be credited towards the Netcentives First Stage purchase of Delta SkyMiles.

 .  Each contract year, the following Payment Stages shall apply [*****]

[*****]

3. if Netcentives has bought greater than or equal to [*****] SkyMiles to date, the[*****] cost/mile will be effective immediately for all future SkyMiles purchased.

4. if Netcentives has bought fewer than [*****] SkyMiles to date, the number of SkyMiles purchased to-date shall be applied toward [*****]

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Contract Addendum:

     Attachment B:

     In the event that Delta [*****]

     .......

     2. prior to Netcentives purchasing a total [*****] SkyMiles under Third Stage, Netcentives will receive an additional credit per mile of [*****] for each SkyMile purchased to date, representing the difference between the Third Stage effective cost/mile [*****]and the effective cost/mile [*****]. This credit will be net of any credits already paid to date, such as any of the[*****] credits per mile rebated on the first 25,000 SkyMiles purchased.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.